As filed with the Securities and Exchange Commission on June 29, 2000
                                                 Registration No. 333-61811
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               INSILCO HOLDING CO.
             (Exact name of Registrant as specified in its charter)

       Delaware                346, 361, 367, 3714               06-1158291
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
     organization)

                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      Amended Insilco Holding Co. and Insilco Corporation Equity Unit Plan
                            (Full title of the Plan)

                                 David A. Kauer
                      President and Chief Executive Officer
                               Insilco Corporation
                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ====================== ====================== ====================
                                                  Proposed Maximum       Proposed Maximum         Amount of
Title of Securities           Amount to be         Offering Price       Aggregate Offering      Registration
to be Registered               Registered            Per Share*               Price*                Fee*
------------------------- -------------------- ---------------------- ---------------------- --------------------
Common stock,
$.001 par value..........         35,171                 $28                 $984,788                $260
========================= ==================== ====================== ====================== ====================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Insilco Holding Co. Common Stock as reported on June 27, 2000.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Insilco Holding Co. Common Stock, $.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information concerning the Amended Insilco Holding Co. and Insilco Corporation Equity Unit Plan specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). These documents are not filed as part of this registration statement in accordance with the Note to
Part I of the Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         We hereby file this Post-Effective Amendment No.1 to the Registration Statement with the Securities and Exchange Commission on Form S-8 to register 35,171 shares of our Common Stock, par value $.001 per share, for issuance under the Amended Insilco Holding Co. and Insilco Corporation Equity Unit Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. On June 1, 2000, our Board of Directors approved an amendment to the our Insilco Holding Co. and Insilco Corporation Equity Unit Plan to allow the Committee of the Board of Directors responsible for the administration of the plan, with the consent of a plan participant, to replace each equity unit held by a participant under the plan with one share of our common stock. A copy of the amendment to the plan is attached as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information by reference to you by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents that we filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (Commission File Number 0-24813):

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 27, 2000);

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May 15, 2000);

         o Our Current Reports on Form 8-K dated February 11, 2000 (filed February 17, 2000), dated February 11, 2000 (filed February 25,
              2000), dated February 17, 2000 (filed March 1, 2000), and dated May 3, 2000 (filed May 8, 2000);

         o Our Definitive Proxy Statement for our Annual Meeting of Stockholders held on May 18, 2000 (filed April 17, 2000);

         o The description of our common stock contained in our Form 8-A (File No. 0-24813); and

         o All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

         We also incorporate by reference the following documents that our wholly owned subsidiary, Insilco Corporation, filed with the Commission pursuant to the Securities and Exchange Act of 1934 (Commission file No. 0-22098):

         o Insilco Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 27, 2000);

         o Insilco Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May 15, 2000);

         o Insilco Corporation's Current Reports on Form 8-K dated February 11, 2000 (filed February 17, 2000), dated February 11, 2000 (filed February 25, 2000), dated February 17, 2000 (filed March 1, 2000), and dated May 3, 2000 (filed May 8, 2000);

         o The description of Insilco Corporation's common stock contained in our Form 8-A (File No. 0-22098).

         o All documents filed by Insilco Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         We provide indemnification to our officers and directors to the extent authorized by Delaware law and maintain officers' and directors' liability insurance in respect of such officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit                              Exhibit
         Number                             Description
         ------                             -----------

          4(a) Certificate of Incorporation of the Insilco Holding Co. (Exhibit 3.1 to the Current Report on Form 8-K, dated August 17, 1998, filed with the Securities and Exchange Commission on August 18, 1998, and incorporated herein by reference).

          4(b) By-Laws of Insilco Holding Co. (Exhibit 3.2 to the Current Report on Form 8-K, dated August 17, 1998, filed with the Securities and Exchange Commission on August 18, 1998, and incorporated herein by reference).

          4(c)    Insilco Holding Co. and Insilco Corporation Equity Unit Plan.

          4(d)* Amendment No. 1 to Insilco Holding Co. and Insilco Corporation Equity Unit Plan.

          5* Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

          15*     Letter on Unaudited Interim Financial Information.

          23(a)*  Consent of KPMG Peat Marwick LLP.

          23(b)   Consent of Porter, Wright, Morris & Arthrur LLP (included in
                  Exhibit 5 filed herein).

          24*     Power of Attorney

          ---------
          * Filed with this Post-Effective Amendment to Registration Statement



ITEM 9.  UNDERTAKINGS

         We hereby undertake:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering ranger may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ohio, on the 29th day of June, 2000.

                                           INSILCO HOLDING CORPORATION


                                           By: /s/ David A. Kauer
                                               ---------------------------------
                                                   David A. Kauer, President and
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                            Title                                 Date
         ---------                            -----                                 ----

    /s/ David A. Kauer              President and Chief Executive               June 29, 2000
---------------------------         Officer (Principal Executive
    David A. Kauer                  Officer)



            *                       Senior Vice President and Chief             June 29, 2000
---------------------------         Financial Officer, Treasurer and Secretary
    Michael R. Elia                 (Principal Financial and Accounting Officer)



            *                       Director                                    June 29, 2000
---------------------------
    Thompson Dean



            *                       Director                                    June 29, 2000
---------------------------
    John F. Fort III



            *                       Director                                    June 29, 2000
---------------------------
    David Y. Howe


*By:  /s/ David A. Kauer
      ----------------------------------------------
      David A. Kauer, Attorney-in-fact, for each of
      the persons indicated.

                           REGISTRATION NO. 333--61811


                            -------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            -------------------------


                               INSILCO HOLDING CO.


                            -------------------------


                                    EXHIBITS


                            -------------------------

                                  EXHIBIT INDEX


       Exhibit                        Exhibit
       Number                       Description
       ------                       -----------

        4(a) Certificate of Incorporation of the Insilco Holding Co. (Exhibit 3.1 to the Current Report on Form 8-K, dated August 17, 1998, filed with the Securities and Exchange Commission on August 18, 1998, and incorporated herein by reference).

        4(b) By-Laws of Insilco Holding Co. (Exhibit 3.2 to the Current Report on Form 8-K, dated August 17, 1998, filed with the Securities and Exchange Commission on August 18, 1998, and incorporated herein by reference).

        4(c)      Insilco Holding Co. and Insilco Corporation Equity Unit Plan.

        4(d)* Amendment No. 1 to Insilco Holding Co. and Insilco Corporation Equity Unit Plan.

        5* Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

        15*       Letter on Unaudited Interim Financial Information.

        23(a)*    Consent of KPMG Peat Marwick LLP.

        23(b)     Consent of Porter, Wright, Morris & Arthrur LLP (included in
                  Exhibit 5 filed herein).

        24*       Power of Attorney.


        ----------------
        * Filed with this Post-Effective Amendment to Registration Statement